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                                 EXHIBIT 10.2.1




This memorandum will serve to amend and clarify the agreement between Access Health Alternatives, Inc. (the "Company"), and Donald Metchick, dated as of January 1, 1999 (the "Agreement"), as follows:

1. The Company's 1-for-10 reverse stock split declared March 1999 shall be given retroactive effect, such that the number of shares of the Company's common stock to be issued under the Agreement shall be 100,000 post split shares, to be issued as of January 1, 1999; 100,000 post split shares, to be issued on January 1, 2000; and 100,000 post split shares, to be issued on January 1, 2001, subject to all other terms and conditions set forth in the agreement; and

2. The shares to be issued under the Agreement on January 1, 2000, and on January 1, 2001, respectively, shall not be issued in escrow, but, rather, shall remain authorized, reserved but unissued until the respective issuance dates.


This memorandum has been approved and accepted by Donald Metchick and by the Company as of October 1, 1999.

ACCESS HEALTH ALTERNATIVES, INC.


//s// Daniel J. Pavlik, President



//s// Donald Metchick